INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-99907 of Sun Life (N.Y.) Variable Account C on Form N-4 of our report dated March 21, 2003 accompanying the financial statements of Regatta (N.Y.), Regatta Gold (N.Y.) and Regatta Extra (N.Y.) Sub-Accounts included in Sun Life (N.Y.) Variable Account C appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated February 21, 2003 (which expresses an unqualified opinion and includes two explanatory paragraphs relating to 1) the merger of Sun Life Insurance and Annuity Company of New York (the "Company") with Keyport Benefit Life Insurance Company ("Keyport") on November 1, 2001 with the merger accounted for at historical cost in accordance with the Statement of Financial Accounting Standard No. 141, "Business Combinations", described in Note 1; and 2) the combination of financial statements of Sun Life Insurance and Annuity Company of New York (predecessor basis) and Keyport to present the Company's balance sheet at December 31, 2001, described in Note 1) accompanying the financial statements of the Company appearing in such Statement of Additional Information, and to the incorporation by reference in the Prospectuses, which are part of such Registration Statement of our report dated February 21, 2003 (which expresses an unqualified opinion and includes two explanatory paragraphs relating to 1) the merger of Sun Life Insurance and Annuity Company of New York (the "Company") with Keyport Benefit Life Insurance Company ("Keyport") on November 1, 2001 with the merger accounted for at historical cost in accordance with the Statement of Financial Accounting Standard No. 141, "Business Combinations", described in Note 1; and 2) combination of the financial statements of Sun Life Insurance and Annuity Company of New York (predecessor basis) and Keyport to present the Company's balance sheet at December 31, 2001, described in Note 1) appearing in the Annual Report on Form 10-K of Sun Life Insurance and Annuity Company of New York for the year ended December 31, 2002.

We also consent to the references to us under the heading "Accountants" in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 25, 2003